COMMON STOCK PURCHASE WARRANT CERTIFICATE
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NUMBER                                                            WARRANT
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                             PULTRONEX CORPORATION

                                                               CUSIP 745877 11 8

THIS CERTIFIES that, for value received



or registered assigns (the "Registered Holder"), is the ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined) one (1) fully paid and nonassassable shares of Common Stock, $0.001 par value ("common stock") of Pultronex Corporation, a Nevada corporation (the "Company") upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof, duly executed at the corporate office of American Securities Transfer & Trust, Inc., as Warrant Agent or its successor (the "Warrant Agent"), accompanied by payment of $2.00 the bank or certified check made payable to the order of the Company. This warrant expires at 5:00 p.m. Pacific Standard Time on the last day of the eighteenth month following the first month on which the stock is listed for trading.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and subject to in all respects to the terms and conditions set forth in the Warrant agreement dated December 9, 1999 (the "Warrant Agreement") by and among the Company and the Warrant Agent. In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby is subject to modification or adjustment.


This Warrant Certificate is not valid unless countersigned by the Warrant Agent. owner of the number of Common Stock Purchase Warrants

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

                            PULTRONEX CORPORATION

                                                    By:     /s/ Signature
                                                           President

                                                            /s/ Signature
                                                           Chairman & Secretary


COUNTERSIGNED AND REGISTERED:
American Securities Transfer & Trust, Inc.
PO Box 1596
Denver CO  80201


By:------------------------------
Warrant Agent Authorized Signature
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                              PULTRONEX CORPORATION

The warrants may not be sold, transferred, hypothecated or assigned in whole or in part without the prior written consent of the Company.

The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -as tenants in common                 UNIF GIFT MIN ACT---Custodian----
TEN ENT  -as tenants by the entireties                         (cust)    (minor)
JT TEN   -as joint tenants with right of          under Uniform Gifts to Minors
          survivorship and not as tenants         Act------------------------
          in common                                      (State)

    Additional abbreviations may also be used though not in the above list.

                               SUBSCRIPTION FORM
                          To Be Executed by the Holder
                         In Order to Exercise Warrants

The undersigned hereby elects to exercise              warrants represented by
                                         --------------
this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants and requests that certificates for such securities be issued in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

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                     Please print or type name and address
and be delivered to

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                     Please print or type name and address

And if such number of warrants shall not be all the warrants evidenced by this warrant certificate that a new warrant certificate for the balance of such warrants be registered in the name of, and delivered to, the registered holder at the address state below.

Dated:                                 X
      ----------------------           ------------------------------------
                                       X
                                       ------------------------------------
Address:
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Signature Guaranteed:
                                       ------------------------------------

PLEASE INSET SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

FOR VALUE RECEIVED                                                 hereby sells,
                   ------------------------------------------------
assigns and transfer to
                       ---------------------------------------------------------

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                Please print name and address including zip code

Warrants represented by this Warrant Certificate and hereby irrevocable constitute and appoint
                       ---------------------------------------------------------
attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

                             Signature X
                                       -----------------------------------------
                                       X
                                       -----------------------------------------
Signature Guaranteed:

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The signature(s) must be guaranteed by an eligible guarantor institution (Banks,
Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

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